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                                  EXHIBIT 32.1

             CERTIFICATION PURSUANT TO TITLE 18, UNITED STATES CODE,
                                  SECTION 1350

        In connection with the Quarterly Report of Mendocino Brewing Company, Inc. (the "Company") on Form 10-Q for the quarterly period ended September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Vijay Mallya, Chief Executive Officer of the Company, certify, pursuant to Title 18, United States Code, Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

        (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

        A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: November 12, 2004
                                           /s/ Dr. Vijay Mallya
                                           --------------------
                                           Name:  Vijay Mallya
                                           Title: Chairman of the Board and
                                                  Chief Executive Officer